CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-135338 and 333-266918 on Form S-8 and Registration Statement Nos. 333-277855 and 333-277856 on Form S-3 of our report dated June 26, 2026, relating to the financial statements of Air T, Inc., appearing in this Annual Report on Form 10-K for the year ended March 31, 2026.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 29, 2026